                                 PERCLOSE, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 15, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PERCLOSE, INC., a Delaware corporation (the "Company") will be held on Tuesday, July 15, 1997, at 10:00 a.m., local time, at the Company's principal executive offices, 199 Jefferson Drive, Menlo Park, California 94025 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1. To elect two Class II directors of the Company to serve for terms of three years expiring upon the 2000 Annual Meeting of Stockholders or until their successors are elected.

    2.  To approve the adoption of the Company's 1997 Stock Plan.

    3. To approve an amendment of the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

    4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 1998.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on May 30, 1997 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          John B. Simpson, Ph.D., M.D.
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Menlo Park, California
June 13, 1997

                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                                 PERCLOSE, INC.

                              --------------------

                              PROXY STATEMENT FOR
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 15, 1997

                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Perclose, Inc. ("Perclose" or the "Company") for use at the Annual Meeting of Stockholders to be held on July 15, 1997 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, 199 Jefferson Drive, Menlo Park, California 94025. The telephone number at the meeting location is (415) 473-3100.

    These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended March 31, 1997 (the "Last Fiscal Year"), including financial statements, were first mailed on or about June 13, 1997, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on May 30, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 9,579,747 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 289 stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class II directors, for the approval of the adoption of the 1997 Stock Plan, for the approval of the amendment of the 1995 Director Option Plan, for the ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 1998 ANNUAL
  MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 1998 Annual Meeting must be received by the Company no later than February 6, 1998 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Associates of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1997, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of May 30, 1997, by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director of the Company, (iii) each officer named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 9,579,747 shares of the Company's Common Stock were issued and outstanding as of May 30, 1997.

                                                                                           SHARES       APPROXIMATE
                                                                                         BENEFICIALLY     PERCENT
NAME AND ADDRESS                                                                          OWNED (1)      OWNED (2)
---------------------------------------------------------------------------------------  -----------  ---------------
John B. Simpson, Ph.D., M.D. (3).......................................................   1,973,537          20.6%

First Union Corporation ...............................................................     579,240           6.0%
  200 Berkeley Street
  Boston, MA 02116

Scudder Stevens & Clark ...............................................................     521,800           5.4%
  345 Park Avenue
  New York, NY 10154

James W. Vetter, M.D. (4)..............................................................     398,992           4.2%

Henry A. Plain, Jr. (5)................................................................     292,767           3.1%

Mark A. Wan (6) .......................................................................      63,727          *
  Three Arch Partners
  2800 Sand Hill Road, Suite 270
  Menlo Park, CA 94025

Vaughn Bryson (7) .....................................................................      28,750          *
  800 Pembroke Court
  Vero Beach, FL 32963

Serge Lashutka (8) ....................................................................       5,125          *
  Unocal Corporation
  2141 Rosecrans Avenue, Suite 4000
  El Segundo, CA 90245

Michael L. Eagle (9) ..................................................................       3,125          *
  Eli Lilly and Company
  Lilly Corporate Center
  Indianapolis, IN 46285

Ronald W. Songer (10)..................................................................     104,070           1.1%

Jeffrey M. Closs (11)..................................................................      70,663          *

Coy F. Blevins (12)....................................................................      56,406          *

Kenneth E. Ludlum (13).................................................................      23,333          *

All directors and executive officers as a group (Includes 13 persons) (14).............   3,102,989          31.8%

------------------------

*   Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Percent of the outstanding shares of Common Stock, treating as outstanding all shares issuable on exercise of options held by the particular beneficial owner that are included in the first column.

(3) Includes (i) 1,342,243 shares held by the Simpson Family Trust over which Dr. Simpson and his wife hold voting and dispositive control, (ii) 50,000 shares held by Kendall L. Simpson, 50,000 shares held by Kimberly Lynn Simpson and 50,000 shares held by Lindi D'Aunn Simpson and (iii) 416,294 shares held by Fox Hollow, Ltd. and 50,000 shares held by John B. Simpson as Custodian for John David Simpson over which Dr. Simpson holds voting and dispositive control. Also includes 15,000 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(4) Includes 12,500 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(5) Includes 10,624 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(6) Includes 25,910 shares held by Three Arch Partners, L.P. and 5,733 shares held by Three Arch Associates, L.P. Mr. Wan is a general partner of both Three Arch Partners, L.P. and Three Arch Associates, L.P. and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 32,084 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997. Excludes shares held by Brentwood Associates V, L.P., in which Mr. Wan has carried interest. Mr. Wan is a Special Limited Partner of entities affiliated with Brentwood Associates and disclaims beneficial ownership of all shares held by such entities, except to the extent of his carried interest therein.

(7) Consists of 28,750 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(8) Includes 3,125 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(9) Consists of 3,125 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(10) Includes 5,312 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(11) Includes 5,311 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(12) Includes 23,906 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(13) Consists of 23,333 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

(14) Includes 187,348 shares issuable upon exercise of stock options exercisable within 60 days after May 30, 1997.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I, two directors in Class II and three directors in Class
III. Two Class II directors are to be elected at the Annual Meeting. The Class I and Class III directors will be elected at the Company's 1999 and 1998 Annual Meetings of Stockholders, respectively. Each of the two Class II directors elected at the Annual Meeting will hold office until the 2000 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

    In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

    The names of the two Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also set forth below.

                                                                                                                 DIRECTOR
NAME                                         AGE                        PRINCIPAL OCCUPATION                       SINCE
---------------------------------------      ---      --------------------------------------------------------  -----------
NOMINEES FOR CLASS II DIRECTORS

James W. Vetter, M.D...................          40   Staff Cardiologist, Sequoia Hospital                            1992

Mark A. Wan............................          32   General Partner, Three Arch Partners                            1992

CONTINUING CLASS I DIRECTORS

Michael L. Eagle.......................          50   Vice President, Manufacturing, Eli Lilly and Company            1996

Serge Lashutka.........................          50   Manager of Organizational Development, Unocal
                                                      Corporation                                                     1996

CONTINUING CLASS III DIRECTORS

John B. Simpson, Ph.D., M.D............          53   Staff Cardiologist, Sequoia Hospital                            1992

Henry A. Plain, Jr.....................          39   President and Chief Executive Officer, Perclose, Inc.           1993

Vaughn D. Bryson.......................          59   President, Life Science Advisors                                1995

    There are no family relationships among directors or executive officers of the Company.

    DR. VETTER is a co-founder of the Company and has served as a director of the Company and a consultant and medical advisor to the Company since its inception. Since 1989, Dr. Vetter has served as a Staff Cardiologist at Sequoia Hospital in Redwood City, California.

    MR. WAN has served as a Director of Perclose since September 1992. He has been a General Partner of Three Arch Partners, a venture capital firm specializing in health care investments since October 1993. From 1987 to 1993, Mr. Wan held various positions at Brentwood Associates, a venture capital firm, most recently as a General Partner. He is a director of General Surgical Innovations, Inc.

    MR. EAGLE has served as a Director of Perclose since September 1996. He has held various management positions in the pharmaceutical and medical device units of Eli Lilly and Company ("Lilly"), a diversified pharmaceutical and medical products company, since 1983, and currently serves as Vice President, Manufacturing. From June 1993 until January 1994, he served as Vice President of pharmaceutical manufacturing for Lilly, and from January 1991 until June 1993, he served as Vice President of the vascular intervention component of the Medical Devices and Diagnostics Division of Lilly. From 1988 to 1991, Mr. Eagle was President and Chief Executive Officer of IVAC Corporation, a Lilly subsidiary. From 1983 to 1988, he held various positions with Advanced Cardiovascular Systems, Inc., a former Lilly subsidiary, serving most recently as Senior Vice President of Manufacturing from 1985 to 1988. Mr. Eagle holds a B.S. in mechanical engineering from GMI Engineering and Management Institute and an M.S. in industrial administration from Purdue University.

    MR. LASHUTKA has served as a Director of Perclose since September 1996. He is currently a Manager of Organizational Development of Unocal Corporation, a major oil, gas and chemical company. From 1993 to 1996, Mr. Lashutka was Director, Organization Development, and Senior Consultant of Pacific Health Systems, Inc., a managed health care organization. From 1979 to 1993, he was Manager of the Organization Effectiveness Department at the Kaiser Permanente Medical Care Program, a major managed health care organization operating in California. Mr. Lashutka holds a B.A. from Ohio State University, an M.A. in Psychology from the United States International University and an M.B.A. from the University of California at Berkeley.

    DR. SIMPSON co-founded Perclose in March 1992 and has served as Chairman of the Board since the Company's inception. He has served as a Staff Cardiologist at Sequoia Hospital in Redwood City, California since 1981.

    MR. PLAIN joined Perclose in February 1993 as President and Chief Executive Officer and a member of the Company's board of directors. From 1981 until joining the Company, Mr. Plain held various management positions in the pharmaceutical, agricultural and medical device units of Lilly, serving most recently as Director of Worldwide Manufacturing Human Resources from November 1992 to February 1993.

    MR. BRYSON has served as a Director of Perclose since January 1995. He is currently the President of Life Science Advisors, a consulting firm focused on assisting biopharmaceutical firms. He was Vice Chairman of the Board of Vector Securities International, Inc., a Chicago-based investment banking firm from 1994 to 1996. Mr. Bryson spent 32 years in increasingly senior marketing and line management positions with Lilly, serving as Executive Vice President from 1986 until November 1991 and as President and Chief Executive Officer from November 1991 until June 1993. He also served as a director of Lilly from 1984 until 1993. Mr. Bryson is a director of ARIAD Pharmaceuticals, Inc., Endovascular Technologies, Inc., Fusion Medical Technologies, Inc., Napro Biotherapeutics, Inc. and Vector Securities International, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held five meetings during the fiscal year ended March 31, 1997.

    The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

    The Audit Committee consists of directors Wan and Eagle. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in the Last Fiscal Year.

    The Compensation Committee consists of directors Wan, Simpson and Bryson. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held two meetings during the Last Fiscal Year. Mr. Plain, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive cash compensation for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1995 Director Option Plan, directors who are not employees of the Company receive options to purchase up to 15,000 shares of Common Stock upon joining the Board of Directors and annual grants of options to purchase up to 5,000 shares of Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

VOTE REQUIRED

    The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class II directors.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2
                          ADOPTION OF 1997 STOCK PLAN

    As of the date of this Proxy Statement, there remain available for grant under the Company's 1992 Stock Plan (the "1992 Plan") options to purchase 172,336 shares of the Company's Common Stock. The 1992 Plan will remain in full force and effect until it expires on its own terms and the Company will continue to grant options pursuant to such plan until there are no longer shares available for grant thereunder. In April 1997, the Board of Directors approved, and recommended that the Company's stockholders approve, a new 1997 Stock Plan (the "1997 Plan"), and reserved 500,000 shares of the Company's Common Stock for issuance under the 1997 Plan. In addition, an annual increase will be made to the 1997 Plan on each anniversary date of the adoption of the 1997 Plan, in an amount equal to the lesser of (i) 5% of the Company's outstanding shares on such date, or (ii) a lesser amount determined by the Board of Directors; provided, however, that at no time shall the total number of shares reserved for issuance under the 1997 Plan exceed 15% of the Company's outstanding shares; provided, further, that over the ten year term of the 1997 Plan, a maximum of 15,000,000 shares may be issued under the 1997 Plan. As of the date of this Proxy Statement, no options or stock have been granted pursuant to the 1997 Plan.

    In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Grants under the 1997 Plan will not be subject to the deduction limitation if the stockholders approve the 1997 Plan, including the option grant limitations described below.

    A description of the principal terms of the 1997 Plan and its purpose are set forth below. This description is qualified in its entirety by the terms of the 1997 Plan, which is attached to this Proxy Statement as EXHIBIT A and is incorporated in this Proxy Statement by this reference.

SUMMARY OF THE 1997 PLAN

    GENERAL. The purpose of the 1997 Plan is to attract and retain the best available persons for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1997 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. In addition, awards of or rights to purchase shares of the Company's Common Stock ("Stock Rights") may be granted under the 1997 Plan.

    ADMINISTRATION. The 1997 Plan may generally be administered by the Compensation Committee of the Board (the "Administrator"). Subject to the other provisions of the 1997 Plan, the Board has the authority to (i) interpret the 1997 Plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 1997 Plan; (iii) select the persons to whom options and Stock Rights are to be granted; (iv) determine the number of shares to be made subject to each option or Stock Right; (v) reduce the exercise price of any option to the then current fair market value; (vi) prescribe the terms and conditions of each option or Stock Right; (vii) amend any outstanding option or Stock Right subject to applicable legal and 1997 Plan restrictions; (viii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an option or Stock Right; and (ix) take any other actions deemed necessary or advisable for the administration of the 1997 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and Stock Rights and on all persons deriving their rights therefrom.

    ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and Stock Rights may be granted under the 1997 Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees.

    As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1997 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 1997 Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

    (b) EXERCISE OF OPTION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

    (c) FORM OF CONSIDERATION. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (d) TERM OF OPTION. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

    (e) TERMINATION OF EMPLOYMENT. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1997 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its termination.

    (f) PERMANENT DISABILITY; DEATH. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the 1997 Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (g) NONTRANSFERABILITY OF OPTIONS. Options granted under the 1997 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (h) VALUE LIMITATION. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a nonstatutory stock option.

    (i) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

    STOCK RIGHTS. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement shall give the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company shall be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired pursuant thereto (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the 1997 Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company that is not a change of control, each outstanding option or Stock Right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or Stock Rights or to substitute substantially equivalent options or rights, the optionee shall fully vest in and have the right to exercise the option or Stock Right as to all of the optioned stock and any restrictions shall lapse with respect to restricted stock. In such event, the Administrator shall notify the optionee that the option or Stock Right is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or Stock Right shall terminate upon expiration of such period, and that all restrictions have lapsed with respect to their restricted shares.

    In connection with any change of control of the Company, the optionee shall fully vest in and have the right to exercise the optionee's options or Stock Rights as to all of the optioned stock, and any restrictions shall lapse with respect to any unreleased restricted stock. In such event, the Administrator shall notify the optionee that the option or Stock Right is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or Stock Purchase Right shall terminate upon expiration of such period, and that restrictions have been released on restricted shares. A change of control is defined to include certain mergers, asset sales, or consolidations, the acquisition of more than fifty percent (50%) of the Company by any person or certain changes in the composition of the Board of Directors.

    AMENDMENT AND TERMINATION OF THE 1997 PLAN. The Board may amend, alter, suspend or terminate the 1997 Plan, or any part thereof, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the 1997 Plan without the written consent of the optionee/recipient. Unless terminated earlier, the 1997 Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK RIGHTS. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director or 10% stockholder of the Company.

    The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options, and upon recipients of Stock Rights, under the 1997 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

VOTE REQUIRED

    The approval of the adoption of the 1997 Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE 1997 STOCK PLAN.

                                 PROPOSAL NO. 3
           APPROVAL OF THE AMENDMENT OF THE 1995 DIRECTOR OPTION PLAN

SUMMARY OF THE 1995 DIRECTOR OPTION PLAN

    GENERAL. The Company's 1995 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in September 1995 and approved by the stockholders in October 1995. A total of 200,000 shares of Common Stock is reserved for issuance under the Director Plan. As of May 30, 1997, options to purchase up to 185,000 shares have been granted and remain outstanding and 15,000 shares remain available for future issuance under the Director Plan. In April 1997, the Board of Directors authorized an amendment to the Director Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the Director Plan to 400,000 shares. The purposes of the Director Plan are to attract and retain the best available personnel for service as non-employee directors of the Company, to provide additional incentive to such non-employee directors and to encourage their continued service on the Board.

    ADMINISTRATION. The Director Plan is designed to be effective automatically without requiring administration. However, to the extent administration is necessary, it will be provided by the Board. The interpretation and construction of any provision of the Director Plan by the Board shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Director Plan.

    TERMS OF OPTIONS. The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Each non-employee director will be automatically granted an option (the "First Option") to purchase 15,000 shares of Common Stock on the date on which the person first becomes a non-employee director. Thereafter, each outside director shall be automatically granted an option to purchase 5,000 shares of Common Stock (a "Subsequent Option") on the first business day of each year provided he or she is then an outside director and has served on the Board for at least six (6) months. Options granted under the Director Plan expire ten (10) years after the date of grant. Each option is evidenced by a stock option agreement between the Company and the director. The terms of the options under the Director Plan described above may not be amended more than once every six (6) months, except for amendments to comply with changes in applicable law.

    RULE 16B-3. The Director Plan requires that options granted thereunder comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act, or any successor thereto. Such options shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Director Plan transactions.

    EXERCISE OF THE OPTIONS. The First Option shall become exercisable as to one forty-eighth (1/48) of the shares subject thereto at the end of each full month after its date of grant, so long as the Optionee continues to serve as a director. Each Subsequent Option shall become exercisable as to one forty-eighth (1/48) of the shares subject thereto at the end of each month after its date of grant, so long as the Optionee continues to serve as a director on such dates. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check,
(iii) other shares of Common Stock (with some restrictions), (iv) cashless exercise, or (v) any combination of the foregoing methods of payment.

    OPTION PRICE. The exercise price for all options granted under the Director Plan is the fair market value of the Company's Common Stock on the date of grant. The fair market value of a share of Common Stock is generally determined with reference to the last reported sale price for such stock on the date of grant.

    TERMINATION OF STATUS AS A DIRECTOR. The Director Plan provides that if the optionee ceases to serve as a director of the Company, the optionee may, but only within 3 months after the date he or she ceases to be a director, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, provided that the option is exercised no later than its expiration date.

    DISABILITY. If an optionee is unable to continue service as a director of the Company as a result of his or her total and permanent disability, the optionee may, but only within 12 months after the date of the optionee's termination, exercise his or her option to the extent entitled to exercise it at the date of such termination, provided that the option is exercised no later than its expiration date.

    DEATH. In the event of the death of an optionee, the option may be exercised at any time within 12 months after death to the extent that the optionee was entitled to exercise it on the date of death, provided that the option is exercised no later than its expiration date.

    NONTRANSFERABILITY OF OPTIONS. Options granted under the Director Plan are nontransferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

    ADJUSTMENTS; DISSOLUTIONS; MERGERS AND ASSET SALES. In the event any change is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Director Plan and the price per share covered by each outstanding option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation. In the event that the successor corporation does not agree to assume the option or to substitute an equivalent option, each outstanding option shall become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable.

    AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or discontinue the Director Plan at any time, but any such action shall not adversely affect any stock option then outstanding under the Director Plan without the consent of the holder thereof. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment to the Director Plan in such a manner and to such a degree as required. The Director Plan shall terminate in September 2005. Any options outstanding under the Director Plan at the time of its termination shall remain outstanding until they expire by their terms.

CERTAIN FEDERAL INCOME TAX INFORMATION

    Options granted under the Director Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time of grant of an option. Upon its exercise, the optionee may recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price. However, because the optionee is a director of the Company and subject to
Section 16 of the Exchange Act, the date of taxation (and the date of measurement of ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

    THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF DIRECTOR PLAN TRANSACTIONS IS BASED ON FEDERAL INCOME TAX LAWS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE, AND DOES NOT DESCRIBE FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF DIRECTOR PLAN TRANSACTIONS.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE COMPANY'S 1995 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 200,000 SHARES.

                                 PROPOSAL NO. 4
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 1998 and recommends that the stockholders vote FOR ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered during each of the fiscal years ended March 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                         ---------------
                                                                                           SECURITIES
                                                                   ANNUAL COMPENSATION     UNDERLYING       ALL OTHER
                                                       FISCAL     ---------------------      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                             YEAR      SALARY($)   BONUS($)    (# OF SHARES)        ($)
---------------------------------------------------  -----------  ----------  ---------  ---------------  -------------
Henry A. Plain, Jr.................................        1997      215,000     19,250         9,000              770(1)
  President and Chief Executive Officer                    1996      187,370     35,000        30,000              800(1)
                                                           1995      152,019     26,382            --           18,770(2)

Coy F. Blevins.....................................        1997      108,923     11,000        24,500           49,735(3)
  Vice President, Sales                                    1996      114,005         --         7,500           30,300(4)
                                                           1995      131,801         --            --            1,512(1)

Jeffrey M. Closs...................................        1997      136,197     11,000         4,500           26,830(5)
  Vice President, International Sales                      1996      107,143     10,000        15,000          157,449(6)
  and Marketing                                            1995       95,057      5,000            --          151,855(7)

Kenneth E. Ludlum..................................        1997      127,154     11,000        84,500            1,260(1)
  Vice President, Finance and                              1996           --         --            --               --
  Administration, Chief Financial Officer                  1995           --         --            --               --

Ronald W. Songer...................................        1997      125,577     11,000        24,500              770(1)
  Vice President, Research and                             1996      107,260     10,000        15,000              850(1)
  Development                                              1995      104,102      5,000            --              732(1)

------------------------

(1) Consists of life insurance premiums paid by the Company.

(2) Consists of housing expenses totaling $18,000 and life insurance premiums totaling $770, all paid by the Company.

(3) Consists of commissions totaling $41,923, automobile allowance totaling $6,300 and life insurance premiums totaling $1,512, all paid by the Company.

(4) Consists of commissions totaling $25,154, automobile allowance totaling $3,634 and life insurance premiums totaling $1,512, all paid by the Company.

(5) Consists of housing assistance totaling $22,706, commissions totaling $3,354 and life insurance premiums totaling $770, all paid by the Company.

(6) Consists of housing assistance totaling $105,698, commissions totaling $38,569, relocation expenses totaling $12,432 and life insurance premiums totaling $750, all paid by the Company.

(7) Consists of an international equalization allowance totaling $110,340, commissions totaling $40,900 and life insurance premiums totaling $655, all paid by the Company.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information with respect to each grant of stock options made during the fiscal year ended March 31, 1997 to each executive officer named in the Summary Compensation Table above:

                          OPTION GRANTS IN FISCAL 1997

                                                                                                POTENTIAL REALIZABLE
                                                         % OF TOTAL                               VALUE AT ASSUMED
                                            NUMBER         OPTIONS                              ANNUAL RATES OF STOCK
                                         OF SECURITIES   GRANTED TO     EXERCISE                 PRICE APPRECIATION
                                          UNDERLYING      EMPLOYEES      OR BASE                 FOR OPTION TERM(2)
                                            OPTIONS       IN FISCAL     PRICE(1)    EXPIRATION  ---------------------
NAME                                      GRANTED(#)       YEAR(%)       ($/SH)        DATE       5%($)      10%($)
---------------------------------------  -------------  -------------  -----------  ----------  ---------  ----------
Henry A. Plain, Jr.....................        2,625            0.4         22.75    02/18/07      37,557      95,176
                                               6,375            1.0         22.75    02/18/07      91,209     231,142

Coy F. Blevins.........................        2,891            0.4         15.75    07/22/06      28,636      72,568
                                               2,749            0.4         22.75    02/18/07      39,331      99,672
                                               1,751            0.3         22.75    02/18/07      25,052      63,487
                                               2,515            0.4         22.75    02/18/07      35,983      91,188
                                               7,485            1.2         22.75    02/18/07     107,091     271,388
                                               7,109            1.1         15.75    07/22/06      70,415     178,446

Jeffrey M. Closs.......................        2,355            0.4         22.75    02/18/07      33,694      85,387
                                               2,145            0.3         22.75    02/18/07      30,689      77,773

Kenneth E. Ludlum......................        4,500            0.7         22.75    02/18/07      64,383     163,159
                                              13,877            2.1         21.75    05/08/06     189,816     481,031
                                              66,123           10.2         21.75    05/08/06     904,461   2,292,081

Ronald W. Songer.......................        2,355            0.4         22.75    02/18/07      33,694      85,387
                                               2,145            0.3         22.75    02/18/07      30,689      77,773
                                              16,219            2.5         22.75    02/18/07     232,051     588,063
                                               3,781            0.6         22.75    02/18/07      54,096     137,090

------------------------

(1) The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, information with respect to the exercise of stock options during the fiscal year ended March 31, 1997 and the value of unexercised options at March 31, 1997:

         AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND YEAR-END VALUES

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                    SHARES                     UNDERLYING UNEXERCISED      IN- THE-MONEY OPTIONS
                                  ACQUIRED ON     VALUE      OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR-END(2)
                                   EXERCISE    REALIZED(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                                  (#)          ($)                  (#)                         ($)
--------------------------------  -----------  -----------  ----------------------------  -----------------------
Henry A. Plain, Jr..............          --           --             8,749/30,251                 --/--
Coy F. Blevins..................      12,500      291,563            16,770/40,230            303,691/271,934
Jeffrey M. Closs................          --           --             4,374/15,126                 --/--
Kenneth E. Ludlum...............          --           --                --/84,500                 --/--
Ronald W. Songer................          --           --             4,374/35,126                 --/--

------------------------

(1) Based on the last reported sale price of the Company's Common Stock on the date of exercise.

(2) Based on a fair market value of $21.25, which was the last reported sale price of the Company's Stock on March 31, 1997.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company has an employment agreement with Kenneth E. Ludlum, its Vice President, Finance and Administration and Chief Financial Officer. The agreement provides that in the event of a change in control of the Company, all of Mr. Ludlum's then unvested stock options will become fully vested and that, if Mr. Ludlum's employment were terminated voluntarily or involuntarily within twelve months following such change in control, he will be entitled to receive six months severance pay in the event of voluntary termination and twelve months severance pay in the event of involuntary termination. The agreement does not provide for any specified term of employment. No payments have been made to Mr. Ludlum under such agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    During the year ended March 31, 1997, Messrs. Simpson, Bryson and Wan served as the compensation committee of the Company's Board of Directors. Dr. Simpson holds options to purchase up to 40,000 shares of Common Stock of the Company. Mr. Bryson holds options to purchase up to 65,000 shares of Common Stock of the Company. Mr. Wan holds options to purchase up to 65,000 shares of Common Stock of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    The Compensation Committee of the Board of Directors (the "Committee"), comprising three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to short- and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    1. BASE SALARY. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    2. ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer positions and other members of management. Different levels of management have different target annual cash bonuses, but all members of a management level have the same target annual cash bonus. The target annual cash bonuses are based upon industry and peer group surveys and ranged from 12% to 16% of base salary, with 16% for the Chief Executive Officer, in fiscal 1997. Each officer who served in an executive capacity during the Last Fiscal Year, including the Chief Executive Officer, received a cash bonus for such service ranging in amount from approximately 7% to approximately 9% of base salary. Annual bonus payments are based on achieving a set of specific corporate goals established at the beginning of the fiscal year. The goals are weighted individually with the total for all goals equal to 100%. Annual cash bonus payments for the management team are a result of the total percentage of goals achieved multiplied by the management level's target annual cash bonus. In establishing bonus payments for the Last Fiscal Year, the Committee measured progress in the Company's product development programs and clinical trials during the year, as well as financial performance for the Last Fiscal Year. Each officer may receive a portion or the full amount of his target annual cash bonus. The bonus award to the Chief Executive Officer in fiscal 1997 was approximately 9% of his base salary.

    3. EQUITY (LONG-TERM) BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to the Chief Executive Officer. During the Last Fiscal Year, option awards exercisable for up to an aggregate of 9,000 shares of Common Stock were granted to the Chief Executive Officer. These were the only option grants made to the Chief Executive Officer since January 31, 1996. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

                                          Respectfully submitted,

                                          John B. Simpson, Ph.D., M.D.
                                          Vaughn D. Bryson
                                          Mark A. Wan

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at March 31, 1997 since November 7, 1995 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the "Nasdaq Stock Market -- U.S." index and (ii) the Hambrecht & Quist "Healthcare, Excluding Biotechnology" index. The graph assumes the investment of $100 on November 7, 1995 in the Company's Common Stock and each of such indices (from October 31, 1995) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at March 31, 1997 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
       AMONG PERCLOSE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
           HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                      HAMBRECHT & QUIST HEALTHCARE-
             PERCLOSE, INC.       NASDAQ STOCK MARKET (U.S.)             EXCLUDING BIOTECHNOLOGY
11/07/95                 $100                              $100                                     $100
3/96                      181                               106                                      117
3/97                      163                               118                                      115

* $100 invested on 11/07/95 in stock or index, including reinvestment of dividends. Fiscal year ending March 31.

    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                              CERTAIN TRANSACTIONS

    During the fiscal year ended March 31, 1997, the Company made payments to the following members of its Board of Directors pursuant to consulting arrangements between the Company and such directors: John B. Simpson, Ph.D., M.D. ($55,416.43) and James W. Vetter, M.D. ($68,095.95).

    On January 31, 1997, the Company loaned to John G. McCutcheon, the Vice President, Marketing of the Company, the principal amount of $200,000, with interest to accrue at a rate of 5.81% per annum, due and payable on the earlier of December 31, 1999 and the termination of Mr. McCutcheon's employment.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PERCLOSE, INC., 199 JEFFERSON DRIVE, MENLO PARK, CALIFORNIA 94025.

                                          THE BOARD OF DIRECTORS

Dated: June 13, 1997

EXHIBIT A

                                 PERCLOSE, INC.
                                1997 STOCK PLAN

    1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

       - to attract and retain the best available personnel for positions of substantial responsibility,

       - to provide additional incentive to Employees, Directors and Consultants, and

       - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f) "COMMON STOCK" means the common stock of the Company.

        (g) "COMPANY" means Perclose, Inc., a Delaware corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
    Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The WALL STREET JOURNAL or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x) "PLAN" means this 1997 Stock Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "SECTION 16(b)" means Section 16(b) of the Exchange Act.

        (cc) "SERVICE PROVIDER" means an Employee, Director or Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares, plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to the lesser of (i) 5% of the outstanding Shares on such date, or (ii) a lesser amount determined by the Board (collectively, the "Pool"); provided, however, that at no time shall the Pool exceed 15% of the outstanding Shares; provided, further, that over the term of the Plan (as set forth in Section 7), a maximum of 15,000,000 Shares may be issued under the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a) PROCEDURE.

            (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

            (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

           (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

           (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

            (iv) to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

           (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

            (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection
       (i) above.

           (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

            (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i) cash;

            (ii) check;

           (iii) promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

           (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the

    Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or

    Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                PERCLOSE, INC.

                           1995 DIRECTOR OPTION PLAN


    1. PURPOSES OF THE PLAN. The purposes of this 1995 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         All options granted hereunder shall be nonstatutory stock options.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

         (a)  "BOARD" means the Board of Directors of the Company.

         (b)  "CODE" means the Internal Revenue Code of 1986, as amended.

         (c)  "COMMON STOCK" means the Common Stock of the Company.

         (d)  "COMPANY" means Perclose, Inc., a Delaware corporation.

         (e) "CONTINUOUS STATUS AS A DIRECTOR" means the absence of any interruption or termination of service as a Director.

         (f)  "DIRECTOR" means a member of the Board.

         (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

              (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (j) "NEW OUTSIDE DIRECTOR" means an Outside Director who becomes a Director after the effective date of this Plan.

         (k)  "OPTION" means a stock option granted pursuant to the Plan.

         (l)  "OPTIONED STOCK" means the Common Stock subject to an Option.

         (m)  "OPTIONEE"  means an Outside Director who receives an Option.

         (n)  "OUTSIDE DIRECTOR" means a Director who is not an Employee.

         (o) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (p)  "PLAN" means this Perclose, Inc. 1995 Director Option Plan.

         (q) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

         (r) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is four hundred thousand (400,000) Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan; provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.   ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN.

         (a) PROCEDURE FOR GRANTS. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                   (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                  (ii) Each New Outside Director shall be automatically granted an Option to purchase fifteen thousand (15,000) Shares (a "First Option") on the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Each Outside Director shall be automatically granted an Option to purchase fifteen thousand (15,000) Shares (a "First Option") on the effective date of the first public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

                 (iii) After a First Option has been granted to a New Outside Director or Outside Director, such individual shall thereafter be automatically granted an Option to purchase five thousand (5,000) Shares (a "Subsequent Option") on the first business day of each calendar year, if on such date, he shall have served on the Board for at least six (6) months.

                  (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

                   (v) The terms of a First Option granted hereunder shall be as follows:

                        (A)  the term of the First Option shall be
ten (10) years.

                        (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                        (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                        (D) the First Option shall become exercisable as to 1/48 of the Shares subject to the First Option at the end of each full month following the date of grant, subject to continued service as an Outside Director.

                   (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

                        (A)  the term of the Subsequent Option shall be ten
(10) years.

                        (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                        (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                        (D) the Subsequent Option shall become exercisable as to 1/48 of the Shares subject to the Subsequent Option at the end of each full month following the date of grant, subject to continued service as an Outside Director.

                   (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

    5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

         The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

    7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

    8.   EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) RULE 16B-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

         (c) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (d) DISABILITY OF OPTIONEE. In the event Optionee's Continuous Status as a Director terminates as a result of disability, the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (e) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
(12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company;

provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

         (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

    11.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERCLOSE, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Perclose, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated June 13, 1997 and hereby appoints Henry A. Plain, Jr. and Kenneth E. Ludlum or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1997 Annual Meeting of Stockholders of Perclose, Inc. to be held on July 15, 1997 at 10:00 a.m., local time, at the Company's principal executive offices located at 199 Jefferson Drive, Menlo Park, California 94025 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   Election of Class II Directors
     / /  FOR                                            / /  WITHHOLD
     NOMINEES:      JAMES W. VETTER, M.D.      MARK A. WAN
THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR EITHER NOMINEE BY STRIKING OUT THE NAME OF SUCH NOMINEE
ABOVE.
2.   Proposal to approve the adoption of the Company's 1997 Stock Plan.
     / / FOR             / / AGAINST             / / ABSTAIN
3.   Proposal  to approve an amendment of the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.
     / / FOR             / / AGAINST             / / ABSTAIN
4.   Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1998.
     / / FOR             / / AGAINST             / / ABSTAIN

                                SEE REVERSE SIDE

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE TWO NOMINATED CLASS II DIRECTORS; (2) FOR APPROVAL OF THE ADOPTION OF THE COMPANY'S 1997 STOCK PLAN; (3) FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1995 DIRECTOR OPTION PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

      PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                             DATE: ______________________ , 1997
                                             ___________________________________
                                                        SIGNATURE(S)
                                             ___________________________________
                                                        SIGNATURE(S)

                                             NOTE:  This Proxy should be marked,
                                             signed   by   the    stockholder(s)
                                             exactly  as his or her name appears
                                             hereon, and  returned  promptly  in
                                             the   enclosed   envelope.  Persons
                                             signing  in  a  fiduciary  capacity
                                             should  so indicate.  If shares are
                                             held  by   joint  tenants   or   as
                                             community   property,  both  should
                                             sign.